Exhibit 99.1

Southern First Reports Results for Second Quarter of 2017

Greenville, South Carolina, July 25, 2017 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $3.6 million, or $0.49 per diluted share, for the second quarter of 2017. In comparison, net income available to common shareholders was $3.3 million, or $0.49 per diluted share, for the second quarter of 2016. For the six months ended June 30, 2017, net income to common shareholders was $6.7 million, or $0.95 per diluted share. In comparison, net income to common shareholders for the six months ended June 30, 2016 was $6.3 million, or $0.94 per diluted share.

2017 Second Quarter Highlights

●	Net income to common shareholders increased 9% to $3.6 million for Q2 2017 compared to $3.3 million for Q2 2016
●	Gross loans increased 22% to $1.30 billion at Q2 2017, compared to $1.07 billion at Q2 2016
●	Total deposits increased 24% to $1.30 billion at Q2 2017, compared to $1.05 billion at Q2 2016
●	Efficiency ratio remains stable at 58.8% for Q2 2017
●	Completed $25 million capital raise during April 2017

“The investments in infrastructure are bearing fruit as we generated record growth in deposits, loans and reported quarterly income of $3.6 million during the second quarter,” stated Art Seaver, the company’s Chief Executive Officer. “We are excited as we continue to recruit additional talent with new bankers joining our Atlanta, Charleston and Columbia teams.”

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2017	2017	2016	2016	2016
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$3,604	3,112	3,291	3,433	3,306
Earnings per common share, diluted	0.49	0.46	0.49	0.51	0.49
Total revenue(1)	14,915	13,658	13,423	13,897	13,659
Net interest margin (tax-equivalent)(2)	3.49%	3.61%	3.63%	3.63%	3.62%
Return on average assets(3)	0.97%	0.92%	1.00%	1.08%	1.07%
Return on average equity(3)	10.92%	11.27%	12.14%	13.10%	13.24%
Efficiency ratio(4)	58.75%	61.21%	59.64%	56.13%	57.49%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,299,827	1,218,680	1,163,644	1,114,099	1,065,496
Total deposits	1,297,911	1,211,274	1,091,151	1,045,075	1,049,124
Core deposits(6)	1,085,687	1,001,069	937,492	880,389	900,747
Total assets	1,539,226	1,467,938	1,340,908	1,289,746	1,290,710
Holding Company Capital Ratios(7):
Total risk-based capital ratio	13.42%	11.93%	12.11%	12.11%	12.00%
Tier 1 risk-based capital ratio	12.21%	10.68%	10.86%	10.86%	10.75%
Leverage ratio	10.43%	9.21%	9.42%	9.38%	9.23%
Common equity tier 1 ratio(8)	11.19%	9.58%	9.71%	9.67%	9.53%
Tangible common equity(9)	9.27%	7.74%	8.19%	8.22%	7.93%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.37%	0.47%	0.46%	0.58%	0.59%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.07%	0.02%	0.10%	0.15%	0.10%
Allowance for loan losses as a percentage of loans(5)	1.19%	1.25%	1.28%	1.30%	1.34%
Allowance for loan losses as a percentage of nonaccrual loans	293.75%	247.43%	270.95%	258.30%	250.63%

Operating Results

Net interest margin for the second quarter of 2017 was 3.49%, compared to 3.61% for the prior quarter and 3.62% for the second quarter of 2016. During the second quarter of 2017, our average interest-earning assets increased by $250.3 million, compared to the second quarter of 2016, while the yield on our interest-earning assets decreased by nine basis points. A contributing factor to the decrease in yield on our interest-earning assets was a $62.6 million increase in federal funds sold which traditionally yield a much lower rate than loans or investments. In comparison, our average interest-bearing liabilities increased by $169.1 million during the second quarter of 2017, compared to the second quarter of 2016, with the respective cost increasing by eight basis points.

Noninterest income was $2.6 million and $3.1 million for the three months ended June 30, 2017 and 2016, respectively. For the six months ended June 30, 2017 and 2016, noninterest income was $4.6 million and $5.7 million, respectively. The decrease in noninterest income during the three and six-month periods ended June 30, 2017 relates primarily to a decrease in mortgage banking revenue during the 2017 periods, combined with a gain on sale of investment securities in the first quarter of 2016. Specifically, mortgage banking revenue was $1.6 million and $2.7 million for the three and six months ended June 30, 2017, respectively, and $2.2 million and $3.7 million for the three and six months ended June 30, 2016, respectively.

Noninterest expense was $8.8 million and $7.9 million for the three months ended June 30, 2017 and 2016, respectively, and $17.1 million and $15.4 million for the six months ended June 30, 2017 and 2016, respectively. The increase in noninterest expense during the three and six-month periods ended June 30, 2017 relates primarily to increases in compensation and benefits, occupancy, data processing and related costs and professional fees, partially offset by a decrease in real estate owned expenses. Included in noninterest expense are mortgage banking expenses of $1.0 million and $1.9 million for the three and six months ended June 30, 2017, respectively, and $1.3 million and $2.2 million for the three and six months ended June 30, 2016, respectively.

During the three months ended June 30, 2017, we recorded total credit costs of $497 thousand, including a $500 thousand provision for loan losses and a net $3 thousand gain related to the sale and management of other real estate owned. In addition, we had net charge-offs for the second quarter of 2017 of $343 thousand, or 0.11% of average loans, annualized. During the three months ended June 30, 2016, our total credit costs were $934 thousand, including $575 thousand provision for loan losses and $359 thousand expenses related to the sale and management of other real estate owned. Net loan charge-offs for the second quarter of 2016 were $156 thousand, or 0.06% of average loans on an annual basis. For the six months ended June 30, 2017 and 2016, total credit costs were $1.0 million and $1.8 million, respectively. Our allowance for loan losses was $15.4 million, or 1.19% of loans, at June 30, 2017, which provides approximately 294% coverage of nonaccrual loans, compared to $14.3 million, or 1.34% of loans, and approximately 251% coverage of nonaccrual loans at June 30, 2016.

Nonperforming assets were $5.7 million, or 0.37% of total assets, as of June 30, 2017. Comparatively, nonperforming assets were $7.7 million, or 0.59% of total assets, at June 30, 2016. Of the $5.7 million in total nonperforming assets as of June 30, 2017, nonperforming loans represent $5.3 million and other real estate owned represents $428 thousand. Classified assets improved to 10% of tier 1 capital plus the allowance for loan losses at June 30, 2017, compared to 16% at June 30, 2016.

Gross loans were $1.30 billion, excluding mortgage loans held for sale, as of June 30, 2017, compared to $1.07 billion at June 30, 2016. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $1.09 billion at June 30, 2017 compared to $900.7 million at June, 2016.

Shareholders’ equity totaled $142.7 million as of June 30, 2017, compared to $109.9 million at December 30, 2016, and $102.4 million at June 30, 2016. As of June 30, 2017, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

On May 2, 2017, we issued a total of 805,000 shares of our common stock at $32.75 per share in a public offering. Proceeds from the offering were used to improve our capital structure, including to repay our former $10 million holding company line of credit, to fund future organic growth, and for working capital and other general corporate purposes.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		2nd Qtr	Six Months Ended		YTD
	June 30		2017-2016	June 30		2017-2016
(in thousands, except per share data)	2017	2016	% Change	2017	2016	% Change
Earnings Summary
Interest income	$14,931	12,503	19.4%	28,890	24,832	16.3%
Interest expense	2,579	1,990	29.6%	4,931	4,012	22.9%
Net interest income	12,352	10,513	17.5%	23,959	20,820	15.1%
Provision for loan losses	500	575	(13.0)%	1,000	1,200	(16.7)%
Noninterest income	2,563	3,146	(18.5)%	4,614	5,704	(19.1)%
Noninterest expense	8,763	7,853	11.6%	17,123	15,369	11.4%
Income before provision for income taxes	5,652	5,231	8.0%	10,450	9,955	5.0%
Income tax expense	2,048	1,925	6.4%	3,734	3,643	2.5%
Net income available to common shareholders	$3,604	3,306	9.0%	6,716	6,312	6.4%
Basic weighted average common shares	6,987	6,302	10.9%	6,714	6,287	6.8%
Diluted weighted average common shares	7,366	6,703	9.9%	7,099	6,683	6.2%
Earnings per common share – Basic	$0.52	0.53	(1.9)%	1.00	1.00	-
Earnings per common share – Diluted	0.49	0.49	-	0.95	0.94	1.1%

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2017-2016	March 31	December 31	September 30
(in thousands, except per share data)	2017	2016	% Change	2017	2016	2016
Balance Sheet Highlights
Assets	$1,539,226	1,290,710	19.3%	1,467,938	1,340,908	1,289,746
Investment securities	85,410	90,269	(5.4)%	68,359	70,222	73,615
Mortgage loans held for sale	11,480	14,367	(20.1)%	7,452	7,801	9,126
Loans	1,299,829	1,065,496	22.0%	1,218,680	1,163,644	1,114,099
Allowance for loan losses	15,444	14,317	7.9%	15,287	14,855	14,478
Other real estate owned	428	1,960	(78.2)%	669	639	1,885
Noninterest bearing deposits	271,669	195,494	39.0%	253,320	235,538	222,165
Interest bearing deposits	1,026,242	853,630	20.2%	957,954	855,613	822,910
Total deposits	1,297,911	1,049,124	23.7%	1,211,274	1,091,151	1,045,075
Other borrowings	73,200	115,200	(36.5)%	117,700	115,200	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	142,736	102,403	39.4%	113,566	109,872	106,023
Total shareholders’ equity	142,736	102,403	39.4%	113,566	109,872	106,023
Common Stock
Book value per common share	$19.52	16.11	21.2%	17.53	17.00	16.61
Stock price:
High	37.05	25.81	43.5%	37.20	36.15	29.21
Low	31.75	23.71	33.9%	32.30	26.00	24.94
Period end	37.05	24.10	53.7%	32.65	36.00	27.58
Common shares outstanding	7,314	6,355	15.1%	6,480	6,464	6,383
Other
Loans to deposits(5)	100.15%	101.56%	(1.4)%	100.61%	106.64%	106.60%
Team members	205	172	19.2%	184	179	174
Average Balances ($ in thousands):
Loans(5)	$1,250,077	1,046,725	19.4%	1,206,088	1,134,613	1,086,237
Deposits	1,263,844	1,001,083	26.2%	1,119,043	1,062,634	1,009,245
Assets	1,495,312	1,240,165	20.6%	1,377,362	1,309,696	1,261,927
Equity	132,380	100,449	31.8%	111,966	107,832	104,293

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2017	2017	2016	2016	2016
Nonperforming Assets
Commercial
Owner occupied RE	$245	266	276	446	453
Non-owner occupied RE	2,205	2,514	2,711	3,941	3,973
Construction	-	-	-	-	-
Commercial business	1,324	1,616	686	244	513
Consumer
Real estate	534	541	550	275	38
Home equity	197	257	256	258	256
Construction	-	-	-	-	-
Other	4	5	13	-	-
Nonaccruing troubled debt restructurings	749	979	990	441	479
Total nonaccrual loans	5,258	6,178	5,482	5,605	5,712
Other real estate owned	428	669	639	1,885	1,960
Total nonperforming assets	$5,686	6,847	6,121	7,490	7,672
Nonperforming assets as a percentage of:
Total assets	0.37%	0.47%	0.46%	0.58%	0.59%
Total loans	0.44%	0.56%	0.53%	0.67%	0.72%
Accruing troubled debt restructurings	$6,010	5,795	5,675	8,761	8,813

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
(dollars in thousands)	2017	2017	2016	2016	2016
Allowance for Loan Losses
Balance, beginning of period	$15,287	14,855	14,478	14,317	13,898
Loans charged-off	(373)	(190)	(186)	(682)	(384)
Recoveries of loans previously charged-off	30	122	288	18	228
Net loans charged-off	(343)	(68)	102	(664)	(156)
Provision for loan losses	500	500	275	825	575
Balance, end of period	$15,444	15,287	14,855	14,478	14,317
Allowance for loan losses to gross loans	1.19%	1.25%	1.28%	1.30%	1.34%
Allowance for loan losses to nonaccrual loans	293.75%	247.43%	270.95%	258.30%	250.63%
Net charge-offs to average loans QTD (annualized)	0.11%	0.02%	(0.04)%	0.24%	0.06%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	June 30	March 31	December 31	September 30	June 30
	2017	2017	2016	2016	2016
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	1.10%	0.78%	0.56%	0.55%	0.57%
Investment securities, taxable	2.02%	2.06%	1.88%	1.76%	1.99%
Investment securities, nontaxable	3.94%	4.04%	3.95%	3.89%	4.04%
Loans(11)	4.55%	4.52%	4.53%	4.53%	4.56%
Total interest-earning assets	4.21%	4.34%	4.31%	4.30%	4.30%
Interest-bearing liabilities
NOW accounts	0.19%	0.18%	0.15%	0.15%	0.16%
Savings & money market	0.74%	0.58%	0.46%	0.40%	0.41%
Time deposits	0.99%	0.89%	0.84%	0.82%	0.82%
Total interest-bearing deposits	0.70%	0.58%	0.50%	0.48%	0.48%
FHLB advances and other borrowings	3.87%	3.28%	3.44%	3.19%	3.33%
Junior subordinated debentures	3.32%	3.15%	3.03%	2.82%	2.76%
Total interest-bearing liabilities	0.95%	0.94%	0.89%	0.86%	0.87%
Net interest spread	3.26%	3.40%	3.42%	3.44%	3.43%
Net interest income (tax equivalent) / margin	3.49%	3.61%	3.63%	3.63%	3.62%

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		2nd Qtr	Quarter Ended
	June 30		2017-2016	March 31	December 31	September 30
(dollars in thousands)	2017	2016	% Change	2017	2016	2016
Noninterest income
Mortgage banking income	$1,603	2,235	(28.3)%	1,057	1,152	2,003
Service fees on deposit accounts	284	244	16.4%	278	269	269
Income from bank owned life insurance	183	180	1.7%	183	183	187
Gain on sale of investment securities	1	19	(94.7)%	-	-	106
Loss on disposal of fixed assets	(50)	-	n/m	-	-	-
Other income	542	468	15.8%	533	520	452
Total noninterest income	$2,563	3,146	(18.5)%	2,051	2,124	3,017

Noninterest expense
Compensation and benefits	$5,525	4,855	13.8%	5,273	4,616	4,948
Occupancy	1,033	892	15.8%	967	912	908
Other real estate owned expenses	(3)	359	(100.8)%	13	490	81
Data processing and related costs	823	628	31.1%	745	738	690
Insurance	297	217	36.9%	289	284	227
Professional fees	382	284	34.5%	313	344	326
Marketing	196	199	(1.5)%	210	181	195
Other	510	419	21.7%	550	441	425
Total noninterest expenses	$8,763	7,853	11.6%	8,360	8,006	7,800
____________________

Footnotes to tables:

(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized based on quarterly net income.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	June 30, 2017 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in ten locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as Raleigh, North Carolina. Southern First Bancshares has assets of approximately $1.54 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com